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                                                                     Exhibit 4

                                              Conformed Execution Copy
                                              ------------------------


                   AMENDMENT NO. 1 TO THE AMENDED AND RESTATED
                         ESCROW AND SECURITY AGREEMENT


               AMENDMENT NO. 1 TO THE AMENDED AND RESTATED ESCROW AND SECURITY AGREEMENT, dated as of May 12, 1995 ("Escrow Agreement"), by and among LEUCADIA NATIONAL CORPORATION, a New York corporation ("Buyer"), MORRISON KNUDSEN CORPORATION, a Delaware corporation ("Seller"), MELLON BANK, N.A., as Collateral Agent (as defined herein) for the MK Lenders (as defined herein) and Weil, Gotshal & Manges (a partnership including professional corporations) ("Escrow Agent").
     All capitalized terms used herein without definition shall have the meanings given to them in the Escrow Agreement.

               Section 3(a) of the Escrow Agreement is hereby amended and restated in its entirety to read as follows:

                    "On the business day immediately following receipt by Escrow Agent of Disbursing Instructions in the form attached as Annex A hereto executed by Buyer, Escrow
                    Agent shall send to Seller and the Collateral Agent notice in the form attached hereto as Annex A-1 of receipt of such Disbursing Instructions. If within two business days of receipt of such Disbursing
                    Instructions, Escrow Agent has not received (i) notice from Seller or the Collateral Agent that it disputes the release of the Escrowed Property in accordance with such Disbursing Instructions or (ii) notice from each of Seller and the Collateral Agent that it consents to the release of the Escrowed Property in accordance with such Disbursing Instructions, then on the third business day following receipt by Escrow Agent of such Disbursing Instructions or such earlier date as may be mutually agreed to by all parties hereto, Escrow Agent
                    (i) shall release to the Collateral Agent from the Cash Collateral Account the US $22,500,000 purchase price set forth in the Stock Purchase Agreement and (ii) shall release to Buyer the Escrowed Shares, with stock powers duly endorsed in blank, and the Escrowed Distributions, if any, including the balance remaining in the Cash Escrow Account after release of funds to Seller pursuant to (a)(i) above and (iii) shall release to Seller the MK Lenders' Consent; and

               This Amendment No. 1 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same Amendment No. 1.


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


                    IN WITNESS WHEREOF, the parties hereto have caused this
     Amendment to be duly executed as of the       day of June, 1995.
                                             -----
                              LEUCADIA NATIONAL CORPORATION



                              By:
                                 --------------------------------
                              Title:
                                    -----------------------------


                              MORRISON KNUDSEN CORPORATION

                              By:
                                 --------------------------------
                              Title:
                                    -----------------------------

                              MELLON BANK, N.A., as Collateral
                              Agent for the MK Lenders


                              By:
                                  -------------------------------
                              Title:
                                    -----------------------------


          ESCROW AGENT:       WEIL, GOTSHAL & MANGES


                              By:
                                 --------------------------------
                                   (A Member of the Firm)































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

     Weil, Gotshal & Manges
     767 Fifth Avenue
     New York, New York  10153
     Attn:  Stephen E. Jacobs, Esq.


               Reference is made to that certain Amended and Restated Escrow Agreement, dated as of May 12, 1995 by and among Leucadia National Corporation ("Buyer"), Morrison Knudsen Corporation ("Seller"), Mellon Bank, N.A. as Collateral Agent and Weil, Gotshal & Manges as Escrow Agent (the "Escrow Agreement"). All capitalized terms used herein without definition shall have the meanings ascribed thereto in the Escrow Agreement.

               The undersigned hereby acknowledges receipt of notice from the Escrow Agent in the form attached hereto.

               The undersigned hereby consents to the immediate release of the Escrowed Property by the Escrow Agent as follows: (a) release to the Collateral Agent US$22,500,000 of the Escrowed Funds from the Cash Escrow Account established under the Escrow Agreement, (b) release to Buyer (i) the Escrowed Shares, together with stock powers duly endorsed in blank, from the Share Escrow Account established under the Escrow Agreement, and (ii) the Escrowed Distributions, if any, including the balance remaining in the Cash Escrow Account after release of funds to Seller pursuant to (a) above and (c) release to Seller the MK Lenders' Consent.



                                        MORRISON KNUDSEN CORPORATION

                                        By:
                                           --------------------------

                                        Title:
                                              -----------------------


                                        MELLON BANK, N.A.,  as
                                        Collateral Agent for the MK Lenders

                                        By:
                                            ------------------------
                                        Title:
                                               ---------------------







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